UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2023

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

South Dakota	0-23246	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

JPMorgan Chase Credit Agreement

General

Effective on May 11, 2023, Daktronics, Inc. (the “Company”) entered into the Credit Agreement (the “Credit Agreement”) by and among (among others) the Company and, together with each other Person joined to the Credit Agreement as a borrower from time to time, each a "Borrower" and collectively the "Borrowers”; the other Loan Parties to the Credit Agreement; the Lenders party to the Credit Agreement; and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”). The Credit Agreement provides for a $60 million senior secured asset-based revolving credit facility (the “ABL Facility”) and a delayed draw term loan commitment (the “Delayed Draw Term Loan”) for which a single draw will be available in an amount up to the lesser of (a) $15 million and (b) 60% of the appraised fair market value of the real estate of the Company in Brookings, South Dakota. The drawing on the Delayed Draw Term Loan under the Credit Agreement is subject to completion of certain draw conditions, including conditions related to the real estate of the Company in Brookings, South Dakota. Drawings under the ABL Facility are scheduled to mature on May 11, 2026. There is no scheduled amortization under the ABL Facility. The Delayed Draw Term Loan will be amortized over 10 years and, subject to the terms of the Credit Agreement, is scheduled to mature on May 11, 2026. Principal payments on the Delayed Draw Term Loan are due on the last day of each month.

The borrowing base under the ABL Facility is equal to the sum (subject to certain reserves and adjustments) of (a) 85% of the Borrowers' Eligible Accounts at such time, plus (b) the lesser of (i) 70% of the Borrowers' Eligible Inventory, at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Borrowers' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, minus (c) Reserves; provided, that, any time, the aggregate amount of Eligible Substantial Completion Accounts shall not exceed 30% of the Borrowing Base (as determined before giving effect to any Reserves). The Administrative Agent may, in its Permitted Discretion, (A) establish additional standards for Eligible Accounts or Eligible Inventory, or establish or adjust Reserves, in each case, absent an Event of Default or other exigent circumstances (as reasonably determined by the Administrative Agent in good faith), upon three Business Days' prior written notice to the Company as the “Borrower Representative,” during which period the Administrative Agent shall, if requested by the Borrower Representative, discuss such changes with the Borrowers (provided, that, during such three Business Day period, the Borrowers may not request any Loans or Letters of Credit that would result in the Aggregate Revolving Exposure exceeding the Borrowing Base (determined after giving effect to such additional eligibility criteria or adjusted Reserves)), and (B) during the continuance of an Event of Default, reduce the advance rates or one or more sublimits used in computing the Borrowing Base. Borrowings under the ABL Facility are subject to the satisfaction of customary conditions, including absence of default and accuracy of representations and warranties.

Interest

Borrowings under the Credit Agreement bear interest at an annual rate equal to the applicable rate per annum set forth below under the caption "Revolver CBFR Spread", "Revolver Term Benchmark/RFR Spread", "Delayed Draw Term Loan CBFR Spread", "Delayed Draw Term Loan Term Benchmark/RFR Spread" or "Commitment Fee Rate", as the case may be, based upon the Fixed Charge Coverage Ratio as of the most recent determination date, provided that the "Applicable Rate" shall be the applicable rates per annum set forth below in Category 3 during the period from May 11, 2023 (the “Effective Date”) to, and including, the last day of the fiscal quarter of the Company ending on or about October 31, 2023:

Fixed Charge Coverage Ratio	Revolver CBFR Spread	Revolver Term Benchmark/RFR Spread	Delayed Draw Term Loan CBFR Spread	Delayed Draw Term Loan Term Benchmark/RFR Spread	Commitment Fee Rate
Category 1 > 1.6 to 1.0	0.00%	2.50%	1.00%	3.50%	0.375%

Category 2 < 1.6 to 1.0 but > 1.1 to 1.0	0.50%	3.00%	1.50%	4.00%	0.375%
Category 3 < 1.1 to 1.0	1.00%	3.50%	2.00%	4.50%	0.375%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Company based upon the Company's annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 of the Credit Agreement and (b) each change in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Fixed Charge Coverage Ratio shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01 of the Credit Agreement, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

Interest payments are due on the Interest Payment Date which is defined (a) with respect to any CBFR Loan, the first day of each calendar month and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one-month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period) and the Maturity Date.

Optional and Mandatory Prepayments; Cash Dominium

At our option, the ABL Facility may be prepaid at any time, in whole or in part, without a premium or penalty with prior notice to the Administrative Agent. We may also reduce the unused commitments under the ABL Facility, with notice to the Administrative Agent. Such reduction must be in a minimum aggregate amount of $5 million or in whole multiples of $5 million in excess thereof, and no such reduction shall reduce the aggregate ABL Facility to less than $30 million. In addition, we are not permitted to reduce the commitments if such reduction (and any concurrent prepayments) would cause the total outstanding amount to exceed the amount of the ABL Facility. To the extent the borrowings under the ABL Facility at any time exceed the lesser of (a) the revolving credit commitment in effect at such time and (b) the borrowing base at such time, we are required to prepay the borrowings under the ABL Facility in the amount of such excess.

During any “Cash Dominion Period”, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure; and third to cash collateralize the Delayed Draw Term Loan. Following the expiration of any Cash Dominion Period, any amounts applied to the cash collateralization of LC Exposure pursuant to Section 2.10(b) of the Credit Agreement shall be returned to the Loan Parties. "Cash Dominion Period" means the period (a) commencing on (i) at the election of the Administrative Agent, the occurrence of any Event of Default, or (ii) the day on which Availability, as calculated by the Administrative Agent, is less than the 12.5% of the Aggregate Revolving Commitment, and (b) ending on the Business Day on which Availability, as calculated by the Administrative Agent, is greater than 12.5% of the then-applicable Aggregate Revolving Commitment for a period of 30 consecutive days so long as no Event of Default then exists; provided, that (A) a Cash Dominion Period may not be deemed to have ended under this definition on more than three (3) occasions during the term of the Credit Agreement and (B) for the avoidance of doubt, the expiration of any Cash Dominion Period in accordance with this definition shall not impair the commencement of any subsequent Cash Dominion Period.

Guarantee and Collateral

Obligations under the Loan Documents are guaranteed by each Loan Party and, subject to the terms and conditions of the “Intercreditor Agreement” (defined below), are secured by (i) a first priority lien on the assets described in the Credit Agreement and the Pledge and Security Agreement dated as of May 11, 2023 by and among the Company, Daktronics Installation, Inc. and the Administrative Agent (the “JPMorgan Chase Pledge and Security Agreement”), which will include, following any draw of the Delayed Draw Term Loan, the Brookings Real Estate Mortgage, and (ii) 65% of the

issued and outstanding Equity Interests entitled to vote and 100% of the non-voting Equity Interests in each foreign subsidiary directly owned by the Borrowers or any Domestic Subsidiary (other than the Mortgage Subsidiary).

Covenants and Other Matters

The Credit Agreement requires each Loan Party to comply with a number of covenants, as well as certain financial tests. If the Loan Parties fail to maintain an Availability under the ABL Facility of at least 12.5% of the then-applicable Aggregate Revolving Commitment, the fixed charge coverage ratio for the twelve-month period most recently ended must be at least 1.1 to 1.0 for the succeeding 60 days until the Borrower’s Availability is increased to at least 12.5% of the then-applicable Aggregate Revolving Commitment. The Loan Parties must also maintain a fixed charge coverage ratio of at least 1.1. to 1.0 at all times that the Delayed Draw Term Loan is outstanding. The covenants also limit, in certain circumstances, the Borrower’s ability to take a variety of actions, including:

•incur additional indebtedness;

•create liens;

•make investments, loans, guarantees and advances;

•consolidate, merge, sell or otherwise dispose of all or substantially all of the Borrower’s assets;

•enter into an unpermitted sale and leaseback transaction;

•enter into swap agreements;

•make Restricted Payments and certain Payments of Indebtedness;

•enter into transactions with Affiliates;

•enter into any restrictive agreements; and

•amend material documents.

The Borrowers’ future compliance with its financial covenants and tests under the Credit Agreement will depend on its ability to maintain sufficient liquidity, generate earnings and manage its assets effectively. The Credit Agreement also has various non-financial covenants, both requiring the Borrowers to refrain from taking certain future actions (as described above) and requiring the Borrowers to take certain actions, such as maintaining insurance and providing the Administrative Agent with financial information on a timely basis. The Credit Agreement also contains certain customary representations and warranties and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any material guaranty or security document supporting the ABL Facility to be in full force and effect and change of control. If such an event of default occurs, the Administrative Agent under the Credit Agreement would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

The foregoing descriptions of the Credit Agreement and the JPMorgan Chase Pledge and Security Agreement do not purport to be complete and are subject and qualified in their entirety by reference to the full text of the Credit Agreement and the JPMorgan Chase Pledge and Security Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms used but not defined in the foregoing paragraphs describing the Credit Agreement and the JPMorgan Chase Pledge and Security Agreement have the meanings ascribed to them in the Credit Agreement.

Securities Purchase Agreement and Convertible Notes

Effective on May 11, 2023, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Alta Fox Opportunities Fund, LP (the “Investor”) under which the Company agreed to sell and issue to the Investor its senior secured convertible notes (the “Convertible Notes”) in exchange for the payment by the Investor to the Company of $25 million. On May 11, 2023 (the “Issuance Date”), the Company issued the Convertible Notes to the Investor in the total original principal amount of $25 million. The Convertible Notes are convertible into shares of the Company’s common stock, no par value (the “Common Stock”), subject to certain conditions and limitations. The Convertible Notes rank pari passu in right of payment with all other outstanding and future senior indebtedness of the Company and are guaranteed by all domestic subsidiaries of the Company (subject to certain exceptions, as set out in the

Convertible Notes), currently formed or formed or acquired in the future (the “Guarantors”). The Convertible Notes were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act.

Interest on the principal amount of the Convertible Notes commenced accruing on the Issuance Date, is computed on the basis of a 360-day year and four 90-day periods, and is payable quarterly in arrears on February 11, May 11, August 11 and November 11 of each year following the Issuance Date (each, an “Interest Date”). The first Interest Date is August 11, 2023. On each Interest Date (subject to the requirement to deliver a written notice, as set out in the Convertible Notes), the Company has the option to either pay the entire amount of the accrued interest payable in cash or to capitalize up to 50% of the accrued interest payable. The amount of such interest payment that the Company elects to capitalize shall be included in the principal amount of the Convertible Notes. The Convertible Notes bear interest at a rate of 9.0% per annum, or at a rate of 10.0% per annum, as applicable, depending on whether the Company elects to pay the interest payable in cash or capitalize the interest payable. The interest rate will increase to a rate of 12.0% per annum upon the occurrence and during the continuance of an event of default under the Convertible Notes. Each Convertible Note issued pursuant to the Securities Purchase Agreement will have a maturity date of May 11, 2027 (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Investor an amount in cash representing all outstanding principal, any accrued and unpaid interest, and any accrued and unpaid late charges on such principal and interest.

The Convertible Notes provide a conversion right which allows the Investor, at any time after the Issuance Date, to convert all or any portion of the principal amount of the Convertible Notes, together with any accrued and unpaid interest and any other unpaid amounts, including late charges, if any (together, the “Conversion Amount”), into shares of Common Stock at an initial conversion price of $6.31 per share, subject to adjustment in accordance with the terms of the Convertible Notes (the “Conversion Price”). The Company also has a forced conversion right, which is exercisable on the occurrence of certain conditions set out in the Convertible Notes, pursuant to which it can cause all or any portion of the outstanding and unpaid Conversion Amount to be converted into shares of Common Stock at the Conversion Price. The Company shall not issue any shares of Common Stock pursuant to the terms of the Convertible Notes, and the holders of the Convertible Notes shall not have the right to any shares of Common Stock otherwise issuable under their respective Convertible Notes to the extent that, after giving effect to such issuance, a holder together with certain “Attribution Parties” (as defined in the Convertible Notes), collectively would beneficially own in excess of 9.99% (which percentage can be increased or decreased from time to time to a percentage not in excess of 19.99%, effective as of the sixty-first (61st) day after delivery of written notice of such increase or decrease to the Company) of the number of shares of Common Stock outstanding immediately after giving effect to such issuance. Further, the Company is not obligated to issue any shares of Common Stock upon conversion of any Convertible Notes if the issuance of such Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of the Convertible Notes without necessitating shareholder approval for such issuance (the “Exchange Cap”), except that the Company has the option to obtain the approval of its shareholders as required by the applicable rules of the Nasdaq Global Select Market for issuances of shares of Common Stock in excess of such amount. In the event that the Company is prohibited by the Exchange Cap from issuing any shares of Common Stock, the Company must pay to the converting holder the cash value of any shares of Common Stock in excess of the Exchange Cap, with such cash value being equal to the weighted average price of the Common Stock on the date of the applicable conversion.

In connection with a “Change of Control” (as defined in the Convertible Notes), the Company shall deliver written notice to the Investor, advising (among other things) the Investor that the Company intends to redeem the total (then outstanding and unpaid) Conversion Amount of the Convertible Notes at a Change of Control Redemption Price such that the Investor receives a multiple of its invested capital equal to 125%, unless the Convertible Notes are earlier converted by the Investor.

The Convertible Notes include customary covenants and events of default that are typical for transactions of this type and are similar to the covenants and events of default included in the Credit Agreement. Upon the occurrence of an event of default under the Convertible Notes (subject to the requirement to deliver a written notice other than in connection with certain bankruptcy-related events of default, as set out in the Convertible Notes), the Investor may require the Company to redeem all or any portion of the Convertible Notes in cash at a price equal to the greater of (i) an amount such that the Investor receives a multiple of its invested capital equal to 125% and (ii) the greatest weighted average price of the Common Stock during the period between the occurrence of the event of default and the delivery of the applicable redemption notice.

The Company is required to reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock sufficient to effect the conversion of all of the outstanding and unpaid Conversion Amount of the Convertible Notes from time to time (the “Required Reserve Amount”). So long as the Convertible Notes are outstanding, the Company is required to take all corporate action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes, the number of shares of Common Stock equal to the applicable Required Reserve Amount.

Under the Pledge and Security Agreement dated as of May 11, 2023 among the Company, Daktronics Installation, Inc. and the Investor (the “Alta Fox Pledge and Security Agreement”), the Convertible Notes are secured by (i) a second priority lien on assets securing the ABL facility, subject to the Intercreditor Agreement described below, and (ii) a first priority lien on substantially all of the other assets of the Company and the Guarantors, in each case subject to customary exceptions and excluding all real property.

Registration Rights Agreement

Effective on May 11, 2023, in connection with the Company’s entry into the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) by the earlier of (a) 75 calendar days following the date of the Registration Rights Agreement and (b) the date of filing with the SEC of the Company’s Annual Report on Form 10-K for its fiscal year ended April 29, 2023 a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the outstanding Convertible Notes. Pursuant to the Registration Rights Agreement, the Company is required to use reasonable best efforts to have such registration statement declared effective by the SEC by the earlier of (x) 60 days of the filing of the registration statement and (y) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be subject to further review.

The foregoing descriptions of the Securities Purchase Agreement, the Convertible Notes, the Alta Fox Pledge and Security Agreement, and the Registration Rights Agreement do not purport to be complete and are subject and qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Convertible Notes, the Alta Fox Pledge and Security Agreement, and the Registration Rights Agreement, which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Intercreditor Agreement

Effective on May 11, 2023, JPMorgan Chase Bank, N.A., as Administrative Agent for the ABL Secured Parties; the Investor, in its capacity as Collateral Agent under the Convertible Notes; and each of the Loan Parties, including the Company, entered into an Intercreditor Agreement (the “Intercreditor Agreement”) which provides for, among other things, the lien priority of collateral of each of the parties with respect to borrowings by the Loan Parties under the Credit Agreement and the Securities Purchase Agreement, enforcement rights, the application of proceeds, rights under insolvency proceedings, purchase option rights, releases of liens, and related issues.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement

The Company was a party to the Credit Agreement dated as of November 15, 2016, as amended (the ”U.S. Bank Credit Agreement”), by and between the Company and U.S. Bank National Association (“U.S. Bank”). Under the U.S. Bank Credit Agreement, the Company had a $35 million line of credit which was to expire in April 2025. The amounts due under the U.S. Bank Credit Agreement were collateralized by a lien and security interest in the Company’s assets pursuant to a Security Agreement (the “Security Agreement”) dated as of August 28, 2020 by and between the Company and U.S. Bank.

Effective on May 11, 2023, the Company paid in full the amounts due under the U.S. Bank Credit Agreement, which was then terminated along with the Security Agreement with U.S. Bank and any and all related agreements and documents. The Company incurred no early termination penalties in connection with such termination. At the time of such termination, the Company was in compliance with the U.S. Bank Credit Agreement, the Security Agreement, and any and all related agreements and documents.

Section 2 - Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective on May 11, 2023, the Company borrowed $25 million under the Convertible Notes. The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Securities Purchase Agreement and the issuance of the Convertible Notes is hereby incorporated by reference into this Item 2.03.
Section 3 - Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Convertible Notes and the shares of Common Stock that may be issued upon conversion of the Convertible Notes is incorporated by reference into this Item 3.02. The Convertible Notes were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The shares of Common Stock that may be issued upon conversion of the Convertible Notes will be offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) or Section 3(a)(9) thereof and/or and Regulation D promulgated thereunder.
Section 9 - Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1*
Credit Agreement dated as of May 11, 2023 by and among Daktronics, Inc. and the other Borrowers; the other Loan Parties to the Credit Agreement; the Lenders party to the Credit Agreement; and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (filed herewith).

10.2	Pledge and Security Agreement dated as of May 11, 2023 by and among Daktronics, Inc., Daktronics Installation, Inc., and JPMorgan Chase Bank, N.A. (filed herewith).
10.3*	Securities Purchase Agreement dated as of May 11, 2023 by and between Daktronics, Inc. and Alta Fox Opportunities Fund, LP (filed herewith).
10.4	Senior Secured Convertible Note dated as of May 11, 2023 issued by Daktronics, Inc. to Alta Fox Opportunities Fund, LP (filed herewith).
10.5	Pledge and Security Agreement dated as of May 11, 2023 by and among Daktronics, Inc., Daktronics Installation, Inc., and Alta Fox Opportunities Fund, LP (filed herewith).
10.6	Registration Rights Agreement dated as of May 11, 2023 by and between Daktronics, Inc. and Alta Fox Opportunities Fund, LP (filed herewith).
10.7	Intercreditor Agreement dated as of May 11, 2023 by and among Daktronics, Inc., JPMorgan Chase Bank, N.A., and Alta Fox Opportunities Fund, LP (filed herewith).
10.8
Credit Agreement dated November 15, 2016 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed on November 16, 2016) (filed).

10.9
Revolving Note dated November 15, 2016 issued by Daktronics, Inc. to U.S. Bank National Association (Incorporated by reference to Exhibit 10.2 filed with the Daktronics, Inc. Current Report on Form 8-K filed on November 16, 2016 (filed).

10.10
Second Amendment to Credit Agreement dated as of November 15, 2019 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed on November 15, 2019) (filed).

10.11
Third Amendment to Credit Agreement dated as of August 28, 2020 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.4 filed with the Daktronics, Inc. Quarterly Report on Form 10-Q of Daktronics, Inc. filed on August 28, 2020) (filed).

10.12
Fourth Amendment to Credit Agreement dated as of March 11, 2021 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.5 filed with the Daktronics, Inc. Annual Report on Form 10-K on June 11, 2021) (filed).

10.13
Fifth Amendment to Credit Agreement dated as of April 29, 2022 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed on April 29, 2022) (filed).

10.14
Amendment to Credit Agreement and Revolving Note dated as of August 16, 2022 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed on August 18, 2022) (filed).

10.15
Amendment to Credit Agreement and Revolving Note dated as of October 31, 2022 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed on November 1, 2022) (filed).

10.16
Sixth Amendment to Credit Agreement dated as of December 9, 2022 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed on December 13, 2022) (filed).

10.17
Seventh Amendment to Credit Agreement dated as of January 23, 2023 by and between Daktronics, Inc. and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed on January 25, 2023) (filed).

10.18
Security Agreement dated as of August 28, 2020 by and between U.S. Bank and Daktronics, Inc. (Incorporated by reference to Exhibit 10.5 filed with the Daktronics, Inc. Quarterly Report on Form 10-Q filed on August 28, 2020) (filed).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document

*	The exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: May 12, 2023	(Principal Financial Officer and Principal Accounting Officer)